Exhibit 99.1

SHARES SUBSCRIPTION AGREEMENT

BY AND AMONG

LIFETIME BRANDS, INC.,

EKCO, S.A.B.

AND

MR. JOSÉ RAMÓN ELIZONDO ANAYA AND MR. MIGUEL ÁNGEL HUERTA PANDO

Dated as of June 8, 2007

SHARES SUBSCRIPTION AGREEMENT

           This SHARES SUBSCRIPTION AGREEMENT, dated as of June 8, 2007 (this “Agreement”), is entered into by and among:

                 (i)        Lifetime Brands, Inc., a company duly organized and in existence pursuant to the laws of the State of Delaware in the United States of America (“LTB” or “Strategic Investor”);

                 (ii)        Ekco, S.A.B., a Mexican sociedad anónima bursátil duly organized and in existence pursuant to the laws of the United Mexican States (“Ekco” or the “Company”, provided that when the context so requires it, “Company” shall also include the Company Subsidiaries); and

                 (iii)        Mr. José Ramón Elizondo Anaya, a Mexican individual (“Mr. Elizondo”), Mr. Miguel Ángel Huerta Pando, a Mexican individual (“Mr. Huerta” and together with Mr. Elizondo the “Primary Shareholders”), who jointly own or have control of (as applicable) over 51% of the total outstanding capital stock of the Company.

RECITALS

        WHEREAS, the Company is engaged in the manufacturing and sale of kitchen aluminum products and the distribution of kitchenware steel products, electronic products, thermoses and dishware in Mexico and certain export markets (the “Business”);

        WHEREAS, Strategic Investor and the Company, or their affiliates, as applicable, have executed (i) a Services Agreement, which is attached hereto as Exhibit A “Services Agreement”; (ii) a Cookware Supply Agreement, which is attached hereto as Exhibit B “Cookware Supply Agreement”; and (iii) certain license agreements which are attached hereto as Exhibit C “Ekco Trademark License Agreement, Farberware Trademark License Agreement and LTB Trademarks License Agreement”, all of which, together with their exhibits and schedules shall collectively be referred to as the “Transaction Documents”. Any other agreement entered into by any Ekco Entity and any LTB Entity, on or after the date hereof (or entered into by any LTB Entity and the Primary Shareholders) shall be considered as Transaction Documents as well.

        WHEREAS, it is the intention of Strategic Investor to, subject to the terms and conditions of this Agreement and the other Transaction Documents, as applicable, participate in the Business of the Company through the acquisition of up to 29.99% (twenty nine point ninety nine percent) of the Company (on a diluted basis);

        WHEREAS, it is the intention of the Company and the Primary Shareholders to, subject to the terms and conditions of this Agreement and the other Transaction Documents, as applicable, and in consideration for the covenants of the Strategic Investor provided in this Agreement, permit the participation of Strategic Investor in the Business of the Company, in the terms described in the preceding paragraph;

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue shares of common stock and make them available to Strategic Investor for their subscription, pursuant to the terms and conditions provided herein;

        WHEREAS, subject to the terms and conditions set forth in this Agreement, Strategic Investor desires to purchase shares of common stock issued by the Company.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, the parties hereto, intending legally to be bound, agree as follows:

ARTICLE 1

INITIAL INVESTMENT

           1.1 Issue of Shares.

                 (a)        As soon as practicable, but in no event later than September 30, 2007 (the “Issue Date”), the Company shall issue shares of common stock (the “New Shares”), and shall make New Shares available for subscription by Strategic Investor in the terms provided below. Strategic Investor shall have the right to subscribe the shares in the terms provided hereunder, through a newly incorporated Mexican entity (“NewCo”) wholly owned by the Strategic Investor, provided that Strategic Investor: (i) shall not be obliged to purchase any shares if less than 29.99% of the outstanding capital stock of the Company on a fully diluted basis, are available for subscription; and (ii) shall not be obliged to purchase any shares in excess of those New Shares representing exactly 29.99% of the outstanding capital stock of the Company on a fully diluted basis.

                 (b)        On the shareholders’ meeting corresponding to the issuance of the New Shares (the “Investment Shareholders’ Meeting”), the Company shall submit for the meeting’s approval, among others:

                             (i)        the issuance of the New Shares;

                             (ii)        the waiver by the Primary Shareholders, or of those holders of the shares over which they have control (as applicable), to their right to subscribe New Shares in the terms of (c) below;

                             (iii)        the subscription of the New Shares representing 29.99% of the outstanding capital stock of the Company on a fully diluted basis by NewCo (the “Investment Shares”); and

                             (iv)        the appointment of four (4) members of the Board of Directors, among which are Jeffrey Siegel, Ronald Shiftan and Christian Kasper. The fourth member of the Board of Directors, who will also be the Chairman of the Audit Committee shall be notified by Strategic Investor in writing to Ekco no later than fifteen (15) Business Days prior to the Investment Shareholders’ Meeting, subject to the provided in Section 13.2 (c).

                 (c)        Each of the Primary Shareholders hereby agrees (i) to vote or cause those shares over which they have control to be voted (as applicable), in a manner so as to cause the Company to issue the New Shares and otherwise adopt all resolutions mentioned in Section 1.1 (b) above; (ii) to waive, or cause those holders of the shares over which they have control to waive (as applicable), to their preemptive right to subscribe for New Shares on the Investment Shareholders’ Meeting; and (iii) to include the waiver to such preemptive right to subscribe for New Shares in the minutes of the Investment Shareholders’ Meeting which approves the capital increase in connection with the issuance of the New Shares.

           1.2 Purchase of Investment Shares. On the Closing Date, subject to conditions provided herein, in reliance on the representations and warranties herein, NewCo shall acquire the Investment Shares, free and clear of all Liens at the Price per Share (as defined below) (the “Initial Investment”).

           1.3 Calculation of Price per Share and Adjustment thereto. The Company and Strategic Investor agree that:

                 (a)        the Price per Share shall be calculated based on the EBITDA determined based on the Company’s audited financial statements for the year ended December 31, 2006 (the “2006 Financials”) attached hereto as Exhibit 1.3(a) “2006 Financials” expressed in Pesos and prepared in accordance as appropriate with Mexican NIF; and

                 (b)        the Price per Share (the “Price per Share”) shall be denominated in Pesos and shall be the amount resulting from dividing: (A) the EBITDA for the year ended December 31, 2006 (the “2006 EBITDA”) based on the 2006 Financials multiplied by seven (7), minus the equivalent in Pesos of US$10,000,000.00 (Ten Million Dollars), plus the Price Adjustment (the amount in Dollars resulting from the calculation of (A) shall be referred to as the “Initial Equity Value”); by (B) the number of issued and outstanding shares of the Company immediately prior to the issuance of the New Shares. The Pesos equivalency for determining the Price per Share shall be calculated according to the Applicable Exchange Rate.

           For purposes hereof, the “Price Adjustment” shall be the Pesos amount equal to the 2006 EBITDA multiplied by seven (7), minus the equivalent in Pesos of US$10,000,000.00 (Ten Million Dollars), then multiplied by 0.06 (zero point zero six), then divided by 365 (three hundred and sixty five), and then multiplied by the number of days elapsed between April 30, 2007 and the Closing Date.

           1.4 Payment of Price per Share. On the Closing Date, Strategic Investor shall transfer (either directly or through NewCo) the amount equivalent to the Price per Share multiplied by the number of Investment Shares so subscribed by NewCo (the “Purchase Price”), to the account designated in writing by the Company, by wire transfer in immediately available funds to such account that the Company instructs in writing to Strategic Investor.

ARTICLE 2

PUT OPTION

           2.1 Put Option. (a) Should the Initial Investment occur as provided in 1.2 above, then Strategic Investor shall have the right in its sole discretion, for a period of thirty (30) days beginning on the date corresponding to the first anniversary of the Closing Date, to require the Company to acquire 100% of the capital stock of NewCo, for an amount equal to the Purchase Price, for which purpose the Company may either: (i) make a lump-sum cash payment in the amount of the Purchase Price, converted into Dollars at that the Applicable Exchange Rate in effect on the date on which the Put Option is exercised (the “Dollar Purchase Price”) in immediately available funds to such account that the Strategic Investor instructs in writing; or (ii) issue a Dollar denominated indenture (the “Note”) in favor of Strategic Investor in the amount of the Dollar Purchase Price, which shall bear interest at a rate of four percent (4%) per annum and shall be payable in thirty-six (36) equal monthly installments commencing thirty (30) days following the date the Put Option is exercised, and shall be secured by the Assets of the Company and shall have a lien on those Assets junior only to the liens of credit facilities in an amount not exceeding US$40,000,000 (Forty Million Dollars). The Note shall be issued and executed in the terms of the form enclosed hereto as Exhibit 2.1(ii) “Form of Note”. The alternative described in (ii) hereof shall only be available to the Company in the event that the Company has implemented and executed any agreements necessary for the Note to be secured in the terms herein described, provided that the Strategic Investor shall accept reasonable and customary limitations and conditions imposed by the senior lenders for granting their authorization for constituting the junior lien on the Assets in favor of the Strategic Investor, to the extent that those limitations and restrictions in no way compromise or limit the liens on the assets or the priority of the Strategic Investor’s claims.

                 (b)        The obligation of the Company to acquire 100% of the capital stock of NewCo, for an amount equal to the Dollar Purchase Price referred to in paragraph (a) above, shall be subject to the completion of the following conditions precedent:

                             (i)        NewCo shall own the Investment Shares free and clear of all Liens, and the shares representing the capital stock of NewCo shall be free and clear of all Liens;

                             (ii)        NewCo shall have no debt nor any liability or obligation of any kind with any Person other than the Company on the date on which the Put Option is exercised;

                             (iii)        NewCo shall have no contingencies of any kind, including without limitation tax contingencies;

                             (iv)        NewCo shall have no employees;

                             (v)        NewCo shall have complied with all laws and regulations in all material respects; and

                             (vi)        NewCo shall have its corporate books and records up to date.

        To that effect, the Company shall conduct a due diligence review to verify the foregoing exclusively, within a period not exceeding 30 calendar days, provided that the due diligence results should be satisfactory to the Company (in the Company’s reasonable judgment) and provided further that the Company cannot unreasonably delay the completion of the due diligence. The purchase and sale agreement to be executed between the Company and the

Strategic Investor shall include the common representations and warranties, as well as the indemnity provisions customary in this kind of transactions.

        Should the results of the due diligence mentioned above not be satisfactory to the Company in its reasonable judgment, the Company shall notify Strategic Investor in writing, no later than ten (10) Business Days following the date of conclusion of the due diligence period mentioned above, of any and all reasons and findings supporting the Company’s judgment. Strategic Investor shall have the right to cure any findings without affecting its rights under 2.1 above.

        For the avoidance of doubt, the rights and obligations of the parties resulting from this Section 2.1, shall survive termination of this Agreement pursuant to Section 14.1(e) hereto, in the event that the Primary Shareholders cease to be shareholders of the Company.

ARTICLE 3

FINAL TRANSACTION

           3.1 Final Transaction Option. In the event that, after the second year following the Closing Date but in no event after the fifth year following such date, the Strategic Investor decides, in its sole discretion, to terminate its association with the Primary Shareholders, the following procedure shall be followed (“Final Transaction”):

                 (i)        the Strategic Investor shall notify the Company and the Primary Shareholders in writing (the “Notice Date”) of its desire to either (a) purchase (or cause NewCo to purchase) all the shares in the Company owned or controlled by the Primary Shareholders (as applicable) (the “Controlling Interest Purchase”), or (b) sell its shares representing the capital stock of NewCo to the Company (the “Minority Interest Sale”);

                 (ii)        in the event of a Controlling Interest Purchase, the Strategic Investor shall offer (or shall cause NewCo to offer) to buy for cash, through a public tender offer, 100% of the outstanding shares of the Company at a price equal to the Final Purchase Price (in any case complying with Mexican Securities Law (Ley del Mercado de Valores) and regulations thereto) and, except in case the Primary Shareholders elect to acquire the shares owned by the Strategic Investor in NewCo as described in paragraph (iii) below, the Primary Shareholders agree to and shall be obliged to accept such tender offer and sell all of their shares in the Company, or cause those shares over which they have control to be sold (as applicable), to the Strategic Investor (or NewCo, as the case may be, or any other entity through which Strategic Investor is conducting such public tender offer);

                 (iii)        the Primary Shareholders shall have the right to refuse to tender their shares under the public tender offer described in paragraph (ii) above if they and/or the Company elect not to sell their interest in the Company and, thus elect to acquire all the shares owned by the Strategic Investor in NewCo at the amount resulting from multiplying the Final Purchase Price by the number of shares of the Company owned by the Strategic Investor (or NewCo, as the case may be), converted into Dollars at that the Applicable Exchange Rate in effect at the time of calculation (the “Aggregate Purchase Price”), provided that in no event those shares in the Company owned by the Strategic Investor (or NewCo, as the case may be) can exceed the number of the Investment Shares. Should the Primary Shareholders or the Company, as the case may be, elect to acquire the shares owned by the Strategic Investor in NewCo, the Company or the Primary Shareholders may, in their sole discretion, (a) make either a lump-sum cash payment in the amount of the Aggregate Purchase Price in immediately available funds to such account that the Strategic Investor instructs in writing, or (b) the Company may issue a Dollar denominated indenture (the “Final Purchase Note”) in favor of Strategic Investor in the amount of the Aggregate Purchase Price, which shall bear interest at a rate of four percent (4%) and shall be payable in twelve (12) equal monthly installments commencing ninety (90) days following the issuance date thereof, and shall be secured by all the Assets of the Company and shall have a lien on those Assets junior only to the liens of credit facilities in an amount not exceeding US$40,000,000 (Forty Million Dollars). The Final Purchase Note shall be issued and executed in the terms of the form enclosed hereto as Exhibit 3.1(b) “Form of Final Purchase Note”. The alternative described in (b) hereof shall only be available to the Company in the event that the Company has implemented and executed any agreements necessary for the Final Purchase Note to be secured in the terms herein described, provided that the Strategic Investor shall accept reasonable and customary limitations and conditions imposed by the senior lenders for granting their authorization for constituting the junior lien on the Assets in favor of the Strategic Investor, to the extent that those limitations and restrictions in no way compromise or limit the liens on the assets or the priority of the Strategic Investor’s claims; and

                 (iv)        in the event of a Minority Interest Sale, the Company shall purchase the shares owned by the Strategic Investor in NewCo at a price that reflects the Fair Market Value as determined through the Independent Appraisal Process described in Section 4 below, and may, in its sole discretion, (a) make either a lump-sum cash payment in the amount of the Fair Market Value determined through the Independent Appraisal Process described in Section 4 below, in immediately available funds to such account that the Strategic Investor instructs in writing, or (b) issue a Dollar denominated indenture (the “Final Sale Note”) in favor of Strategic Investor in the amount of the Fair Market Value determined through the Independent Appraisal Process described in Section 4 below, which shall bear interests at a rate of four percent (4%) and shall be payable in twelve (12) equal monthly installments commencing ninety (90) days following the issuance date thereof, and shall be secured by all the Assets of the Company and shall have a lien on those Assets junior only to the liens of credit facilities in an amount not exceeding US$40,000,000 (Forty Million Dollars). The Final Sale Note shall be issued and executed in the terms of the form enclosed hereto as Exhibit 3.1(iv) “Form of Final Sale Note”. The alternative described in (b) hereof shall only be available to the Company in the event that the Company has implemented and executed any agreements necessary for the Final Sale Note to be secured in the terms herein described, provided that the Strategic Investor shall accept reasonable and customary limitations and conditions imposed by the senior lenders for granting their authorization for constituting the junior lien on the Assets in favor of the Strategic Investor, to the extent that those limitations and restrictions in no way compromise or limit the liens on the assets or the priority of the Strategic Investor’s claims.

           3.2 Third Party Offer. Notwithstanding the provisions contained in Article 3.1 (ii) and (iii) above, if in the context of a Controlling Interest Purchase, an unrelated third party offer whose value exceeds the value (per share) of the Final Purchase Price is received by the

Primary Shareholders in writing, the Primary Shareholders shall notify Strategic Investor of the full terms thereof within five (5) Business Days of reception of the offer. The Primary Shareholders shall have the right to tender their shares in response to the third party offer only in the event that: (a) the third party offer were (i) for one hundred percent (100%) of the shares of the Company; (ii) payable in cash; (iii) not subject to financing; and (iv) reasonably able to be closed within ninety (90) days following the date of the offer; and (b) to the extent permitted by applicable law, thirty (30) days have elapsed since reception of the offer and Strategic Investor has not proposed an offer equal or higher to the received third party offer.

           3.3 Final Purchase Price. For purposes hereof, the final purchase price (the “Final Purchase Price”), per share, shall be, at least, the greater of (i) the amount resulting from multiplying the trailing-twelve (12) month EBITDA (based on the figures of the last four (4) quarters reported by the Company) by seven (7), (the “Terminal Enterprise Value”), and then dividing the Terminal Enterprise Value by the number of outstanding shares of the capital stock of the Company at the time of calculation (for the avoidance of doubt, any Long-Term Debt on the balance sheet at the date of the exercise of the Final Transaction shall be subtracted from the Terminal Enterprise Value before the share price is calculated); or (ii) the amount resulting from multiplying the Initial Equity Value converted into Pesos at the Applicable Exchange Rate in effect on the date on which the calculation of the Final Purchase Price is made, times 1.2, and then dividing such amount by the number of outstanding shares of the capital stock of the Company at the time immediately prior to the issuance of the New Shares.

ARTICLE 4

INDEPENDENT APPRAISAL PROCESS

           4.1 Appraisal Process. The parties hereto agree and acknowledge that the objective of the Independent Appraisal Process is to determine the fair market value for the Investment Shares. Both the Strategic Investor and the Primary Shareholders shall each select a single investment bank from the list of investment banks or their successors listed in Exhibit 4.1 “List of Investment Banks” hereto. The two (2) selected investment banks shall perform their own valuations of the Fair Market Value, which shall be denominated in Dollars (the “Valuations”). If the Valuations differ by ten percent (10%) or less of the higher Valuation, the arithmetic average of the Valuations will be used as the Fair Market Value. If the Valuations differ by more than ten percent (10%) of the higher amount, the two (2) investment banks will jointly select a third investment bank from Exhibit 4.1 “List of Investment Banks” hereto and that investment bank will evaluate the Valuations to determine in its sole discretion the Fair Market Value. The Fair Market Value will not exceed the greater of the Valuations and will not be less than the lesser of the Valuations. The cost of the Independent Appraisal Process will be borne equally (50% and 50%) by both the Strategic Investor on one hand, and the Primary Shareholders on the other. Selected investment banks will be requested to take into consideration the possible effect of the termination of the Service Agreement by the Strategic Investor to the Company in the Valuation of the Investment Shares.

ARTICLE 5

RIGHTS OF FIRST REFUSAL

           5.1 Rights of First Refusal. Without limiting Strategic Investor’s rights on the Final Transaction, the Strategic Investor shall have the right of first refusal to purchase the shares owned by the Primary Shareholders at the price offered by an unrelated third party should the Primary Shareholders receive a written offer to sell their shares to an unrelated third party. The Primary Shareholders agree to cause the right of first refusal herein provided to be granted to Strategic Investor with regard to the shares that they have control over (as applicable). Likewise, the Primary Shareholders shall have the right of first refusal to purchase the shares owned by the Strategic Investor at the price offered by an unrelated third party should the Strategic Investor receive an offer to sell their shares to an unrelated third party.

           5.2 Offer to Purchase Primary Shareholders’ Shares. Upon reception of a written offer by an unrelated third party (a “Third Party Offer”) to purchase shares of the Company property or under control of the Primary Shareholders, then Primary Shareholders shall notify Strategic Investor in writing of all the terms and conditions of the Third Party Offer within the next Business Day, and shall not proceed with any sale of shares, unless either one of the following has occurred: (i) Strategic Investor has acknowledged receipt of Primary Shareholders’ notice of the Third Party Offer and has confirmed in writing its intention not to purchase Primary Shareholders’ shares; or (ii) Strategic Investor has acknowledged receipt of Primary Shareholders’ notice of the Third Party Offer and has not expressed its intention to purchase or not to purchase the shares in a period of 30 calendar days following the notice of the Third Party Offer.

           Should Strategic Investor decide to purchase the shares of Primary Shareholders, then Strategic Investor shall have the right to purchase them (directly or indirectly) at the same price of the Third Party Offer, within a period not to exceed 30 calendar days following the date of notice of the Third Party Offer to Strategic Investor. The Primary Shareholders agree to cause the right provided in this paragraph to be granted to Strategic Investor with regard to the shares that they have control over (as applicable).

           5.3 Offer to Purchase Strategic Investor’s Shares. Upon reception of an unrelated Third Party Offer to purchase shares of the Company property of the Strategic Investor (or NewCo, if applicable), then Strategic Investor shall notify the Primary Shareholders in writing of all the terms and conditions of the Third Party Offer within the next Business Day, and shall not proceed with any sale of shares, unless either one of the following has occurred: (i) the Primary Shareholders have acknowledged receipt of Strategic Investor’s notice of the Third Party Offer and have confirmed in writing their intention not to purchase Strategic Investor’s shares (or NewCo’s, if applicable); or (ii) Primary Shareholders have acknowledged receipt of Strategic Investor’s notice of the Third Party Offer and have not expressed their intention to purchase or not to purchase the shares in a period of 30 calendar days following the notice of the Third Party Offer.

Should Primary Shareholders decide to purchase the shares of Strategic Investor (or NewCo’s, if applicable), then the Primary Shareholders shall have the right to purchase them at the same price of the Third Party Offer, within a period not to exceed 30 calendar days following the date of notice of the Third Party Offer to Primary Shareholders.

           5.4 Proper Disclosure. The parties hereto agree to disclose the terms of this Section 5 to any third party involved in an offer to purchase shares property of such party.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE PRIMARY SHAREHOLDERS

           6.1 The Company represents and warrants to the Strategic Investor as follows, provided the Company does not make any representation and warranty regarding Industria Mexicana del Aluminio, S.A. de C.V. and its subsidiaries (“IMASA”) due to its recent acquisition by the Company, except for those provided in Section 6.3 hereto:

                 6.1.1 Organization. The Company is a duly formed sociedad anónima bursátil, in existence and in good standing under the laws of its jurisdiction of organization with full corporate power and authority to carry on its business, and to own, operate and lease its properties and assets. The Company is duly qualified or licensed to do business and is in good standing, including with respect to Taxes, in every jurisdiction in which the conduct of its business or the ownership or lease of its properties requires it to be so qualified or licensed. True, complete and correct copies of the organizational documents and by-laws of the Company have been provided to the Strategic Investor and are in effect on the date of this Agreement.

                 6.1.2 Subsidiaries. Except as set forth on Schedule 6.1.2 “Subsidiaries”, the Company (a) has no subsidiaries or (b) has no investments or interests in any other Person.

                 6.1.3 Capitalization. The capitalization, shareholders, equity holders, and the number of shares or other interests held by each shareholder or equity holder of the Company, as reported by S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., is listed on Schedule 6.1.3 “Capitalization”. Except as resulting from the transactions contemplated herein, there are no outstanding subscriptions, options, warrants, preemptive or other rights, securities, Contracts, commitments, understandings or arrangements by which any of the Company or any of the Company Subsidiaries has offered, agreed or is obligated or bound to issue any additional shares, limited liability company interests, partnership interests or any other equity interest of any of the Company or the Company Subsidiaries or pursuant to which any Person has a right to purchase any capital stock, limited liability company interests, or partnership interests of any of the Company or the Company Subsidiaries or other equity interests in any of the Company or the Company Subsidiaries. None of the Company or the Company Subsidiaries is a party to any Contracts, commitments, understandings or arrangements by which any of them is bound or obligated to transfer or assign any interest, economic or otherwise, in any capital stock, limited liability company interests, partnership interests or any other equity interests of any of the Company or the Company Subsidiaries to any Person.

                 6.1.4 Authorization. Except as disclosed in Schedule 6.1.4 “Authorization”, the Company has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments contemplated hereby to which it is a party, to consummate the transactions contemplated hereby and thereby and to take all other actions required to be taken by it pursuant to the provisions hereof and thereof. Except as disclosed in Schedule 6.1.4 “Authorization”, the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate acts and proceedings and no other proceedings are necessary to authorize this Agreement and the other agreements and instruments contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, and upon execution and delivery by the Company of the other agreements and instruments contemplated hereby to which the Company is a party, and after obtaining the authorizations referred to in Schedule 6.1.4 “Authorization”, each such other agreement or instrument will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms.

                 6.1.5 No Violation. Except as disclosed in Schedule 6.1.5 “No Violation”, the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments contemplated hereby to which it is a party, the consummation of the transactions contemplated hereby and thereby, the fulfillment of and compliance with the terms hereof and thereof by the Company and the issue and subscription of the New Shares by the Company do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon any of the properties or assets of any of the Company or the Company Subsidiaries or any of the New Shares, (d) give any third party the right to terminate, modify, accelerate or otherwise change any right or obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority or any other Person pursuant to: (i) the organizational documents of any of the Company or any of the Company Subsidiaries, (ii) any applicable Regulation or Order to which any of the Company or any of the Company Subsidiaries is subject or (iii) any Contract to which any of the Company, any of the Company Subsidiaries or any of their respective properties or assets are subject. Except as set forth on Schedule 6.1.5 “No Violation”, the Company and each of the Company Subsidiaries has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby to which it is a party and the transactions contemplated hereby and thereby.

                 6.1.6 Financial Statements.

                             (a)        A copy of the Financial Statements is attached hereto as Schedule 6.1.6(a) “Financial Statements”. Such Financial Statements are complete and correct in all material respects, reflect the assets and liabilities and the revenues and cost lines of the Company on a consolidated basis, and were prepared in Pesos and in Spanish (and then translated into English) from the books and records of each of the Company and the Company Subsidiaries, in accordance as appropriate with Mexican NIF consistently applied and maintained throughout the periods indicated. Taken as a whole, the Financial Statements present the financial condition of the Company and the Company Subsidiaries on a consolidated basis and the results of operations for the periods covered thereby, and reflect all material claims against, and all debts and liabilities of the Company on a consolidated basis, fixed or contingent, as required by Mexican NIF, as of the date thereof.

                             (b)        Each of the Company and the Company Subsidiaries possesses books and records which contain all financial and other information (regarding the Company, each such Company Subsidiary and any predecessor entities) with respect to the four (4) most recently completed fiscal years and the current fiscal year through the date hereof necessary for the preparation of financial statements in accordance with Mexican NIF for the four (4) most recently completed fiscal years and the current fiscal year through the date hereof.

                 6.1.7 Liabilities.

                             (a)        Except as set forth in Schedule 6.1.7 “Liabilities” hereto, and to the extent reflected or reserved against on the Financial Statements or as disclosed in any schedule hereof, to the Knowledge of the Company none of the Company or the Company Subsidiaries, as of the date of the Financial Statements, has any material direct or indirect debts, liabilities, claims, losses, damages, deficiencies or obligations (whether absolute, accrued, known, contingent or otherwise) of any nature whatsoever, or any other material debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts due or payable (including, without limitation, obligations under capital leases, hedging, futures, or any other derivative contracts, or any unfunded obligations as required for funding on an ongoing basis under any Fringe Benefit Arrangements or any uninsured liabilities resulting from failure to comply with any law applicable to the Company or the Company Subsidiaries), that would have been required by Mexican NIF to have been reflected on the Financial Statements.

                             (b)        As of the date hereof none of the Company or the Company Subsidiaries is a party to any hedging, futures or any other derivative contract and/or derivative financial instrument binding it including, inter alia, in connection with interest rate or other exposures arising in the conduct of financing or in order to manage its assets or liabilities.

                 6.1.8 Absence of Certain Changes. Except as disclosed in Schedule 6.1.8 “Absence of Certain Changes” hereto, each of the Company and the Company Subsidiaries has conducted the Business only in the Ordinary Course. Without in any way limiting or qualifying the preceding sentence, since January 1st, 2007, none of the Company or the Company Subsidiaries has, except in the Ordinary Course:

                             (a)        incurred any liabilities or discharged or satisfied any lien or encumbrance, or paid any liabilities, or failed to pay or discharge when due any liabilities, of which the failure to pay or discharge could have or could reasonably be expected to have a Material Adverse Effect,

                             (b)        sold, assigned or transferred any of its assets or properties,

                             (c)        created, incurred, assumed or guaranteed any indebtedness for money borrowed or mortgaged, pledged or subjected any of its assets or properties to any Lien,

                             (d)        made or suffered any amendment or termination of any agreement, contract, commitment, arrangement, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any debts or claims held by it or waived any rights of value,

                             (e)        suffered any damage, destruction or loss, whether or not covered by insurance, which had or could reasonably be expected to have a Material Adverse Effect on the Company or the Company Subsidiaries, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or services required to conduct its business and operations,

                             (f)        suffered any change in its business, assets, liabilities, results of operations or condition (financial or otherwise), financial records or contracts (whether or not arising in the Ordinary Course) that had or could reasonably be expected to have a Material Adverse Effect,

                             (g)        received notice or had Knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have a Material Adverse Effect,

                             (h)        increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its directors, officers or other employees or stockholders, members, partners or equity holders, or made any increase in, or any addition to, other benefits to which any of its directors or officers may be entitled,

                             (i)        declared, paid or set aside any dividend or other distribution to any security holder other than to the Company or another Company Subsidiary, or

                             (j)        entered into any transaction other than in the Ordinary Course.

        To the Knowledge of the Company, there are no conditions existing with respect to any of the Company’s and the Company Subsidiaries’ markets, products, services, clients, customers, facilities, personnel or suppliers which would reasonably be expected to have a Material Adverse Effect.

                 6.1.9 Contracts and Distribution Agreements. Except as set forth on Schedule 6.1.9 “Contracts and Distribution Agreements”, as of the date hereof none of the Company or the Company Subsidiaries is a party to or bound by any written or oral:

                             (a)        Contract with any labor union or other representative of employees,

                             (b)        Contract for the future purchase of, or payment for, supplies or products, or for the performance of services whether by any of the Company, the Company Subsidiaries or by a third party, involving in any one case US$750,000 (Seven Hundred and Fifty Thousand Dollars) or more,

                             (c)        exclusive representative, sales agency, dealer or distributor agreement, contract or commitment,

                             (d)        agreement in respect of any Indebtedness,

                             (e)        Contract for any political contribution,

                             (f)        Contract limiting or restraining them or any of their officers or employees from engaging or competing in any lines of business with any Person,

                             (g)        license, franchise or other agreement, which relate in whole or in part to any patent, trademark, trade dress, trade name, service mark, trade secret or copyright or to any ideas, technical assistance or other know-how of or used by any of the Company Subsidiaries other than software license agreements corresponding to software that has not been customized for the use by any of the Company or the Company Subsidiaries or that was bought by them at retail, or

                             (h)        Contract not made in the Ordinary Course.

                        True, correct and complete copies of all such written Contracts and written summaries of all oral Contracts are in the files of the Company and the corresponding Company Subsidiary and have been made available to Strategic Investor.

                             (i)        Except as set forth on Schedule 6.1.9(i) “Contracts and Distribution Agreements”, to the Knowledge of the Company, each of the Company and the Company Subsidiaries has performed in all material respects all obligations required to be performed by them and are not in default in any material respect under, in breach of or in receipt of any claim of default or breach under their material Contracts. None of the Company or the Company Subsidiaries has any Knowledge of any material breach or anticipated material breach by any other party to any material Contract (including any Contract listed on Schedule 6.1.9(i) “Contracts and Distribution Agreements”).

                             (j)        Except as set forth on Schedule 6.1.9(j) “Contracts and Distribution Agreements”, to the Knowledge of the Company, none of the Company or the Company Subsidiaries has any liabilities or obligations arising from any claims, suits, proceedings, investigations, judgments, awards, settlements or other agreements entered in connection with the expiration or termination of any distribution agreements.

                 6.1.10 Customer and supplier relations; terms of trade.

                        Except as set forth in Schedule 6.1.10 “Customer and supplier relations; terms of trade” hereto, as of the date hereof, none of the ten (10) major customers or any major supplier of the Company or the Company Subsidiaries has:

                             (i)        stopped, or indicated an intention to stop, trading with or supplying the Company or the Company Subsidiaries;

                             (ii)        reduced, or indicated an intention to reduce, substantially its trading with or supplies to the Company or the Company Subsidiaries;

                             (iii)        changed, or indicated an intention to change, substantially the terms on which it is prepared to trade with or supply the Company or the Company Subsidiaries (other than normal price and quota changes); or

                             (iv)        defaulted in any material respect on payment or any other term or condition of any contract made with the Company or the Company Subsidiaries.

                 6.1.11 No Sole Supplier or Customer. Except as set forth in Schedule 6.1.11 “No Sole Supplier or Customer”, as of the date hereof no Person (either individually or jointly with another person) has bought more than 10 percent (10%) of the total amount of sales made by the Company or the Company Subsidiaries during the previous calendar year or (other than for suppliers of utilities) sold to the Company or the Company Subsidiaries more than 10 percent (10%) of the total amount of all purchases made by the Company or the Company Subsidiaries during that year.

                 6.1.12 Title and Related Matters. Except as set forth in Schedule 6.1.12 “Title and Related Matters”, each of the Company and the Company Subsidiaries has good, valid and marketable title to all material real and personal property and other assets, tangible or intangible, owned by them that are used or required for the conduct of the Business, whether or not reflected as owned in the Financial Statements or that have been acquired after the date of the issuance thereof, in each case free and clear of all Liens, except for such Liens or defects in title that are not material. Except as otherwise noted in the Financial Statements or in any other schedule hereof, all material properties and assets used or required for the conduct of the Business are reflected in the Financial Statements in accordance with and to the extent required by Mexican NIF. Each lease to which any of the Company or the Company Subsidiaries are parties is in full force and effect, and is valid and enforceable against the Company or the corresponding Company Subsidiary in accordance with its respective terms, and there is not under any of such leases on the part of any of the Company or the Company Subsidiaries nor, to the Knowledge of the Company and the Company Subsidiaries, on the part of any other party thereto, any existing default or any event which, with notice or lapse of time or both, would constitute a default, in each case, that would reasonably be expected to have a Material Adverse Effect. None of the material assets owned by any of the Company or the Company Subsidiaries used or required for the conduct of the Business is subject to any (i) Contracts of sale (except as set forth on Schedule 6.1.12(a) “Title and Related Matters” and except for Contracts for the sale of inventory in the Ordinary Course) or (ii) Liens (except as set forth on Schedule 6.1.12(b) “Title and Related Matters” and except for Liens that are not material).

                 6.1.13 Litigation. Except as set forth on Schedule 6.1.13 “Litigation”,

                             (a)        there is no material Claim pending or, to the Knowledge of the Company or any of the Company Subsidiaries, threatened against or affecting any of the

Company or the Company Subsidiaries, any assets or properties of any of the Company or the Company Subsidiaries, any of its capital stock or the Business, any of the directors, officers or employees of any of the Company or the Company Subsidiaries with respect to their activities as such directors, officers or employees, or the transactions contemplated by this Agreement;

                             (b)        none of the Company or the Company Subsidiaries are parties to or subject to the provisions of any material Order;

                             (c)        none of the Company or the Company Subsidiaries are subject to any material settlement agreement or similar negotiated resolution of any prior Claim; and

                             (d)        the Company has never been a defendant in any litigation nor has any such litigation ever been threatened against the Company, nor is the Company party to or subject to the provisions of any Order, nor is the Company subject to any settlement agreement or similar negotiation resolution of any Claim, in any case with respect to, in connection with, or arising out of, its ownership of the issuance of the New Shares.

                 6.1.14 Tax Matters. Except as set forth on Schedule 6.1.14 “Tax Matters”:

                             (a)        The Company and each of the Company Subsidiaries (i) have timely filed as of the date hereof all Tax Returns (as defined below) as they relate to each of the Company and the Company Subsidiaries, that are required to be filed for any period ending on or before the date hereof and (ii) each of the Company and the Company Subsidiaries has paid all Taxes within the time and manner prescribed by law with respect to all taxable periods which end on or before the date hereof. All such Tax Returns are true, complete and accurate in all material respects and disclose all Taxes required to be paid for the periods covered thereby. All Taxes which the Company and the Company Subsidiaries are required by applicable law to withhold or to collect for payment have been duly withheld and collected, and have been paid or will be paid to the appropriate governmental authority as required by applicable law. The Financial Statements reflect an adequate reserve in accordance with Mexican NIF (without regard to any amount reserved for deferred taxes) for all unpaid Taxes payable by any of the Company or the Company Subsidiaries for all Tax periods and any portion thereof.

                             (b)        There are no Tax liens upon any property or assets of the Company or the Company Subsidiaries except for Liens for current Taxes not yet due and payable.

                             (c)        There is no audit, material examination or inquiry now pending, with respect to which the Company or any of the Company Subsidiaries have been notified, regarding any Tax Return and all material tax deficiencies which have been asserted in writing against any of the Company or the Company Subsidiaries with respect to any Tax Return, if any, have been paid, fully settled or adequately provided for in the Financial Statements. None of the Company or the Company Subsidiaries has (i) waived, nor been requested by any taxing authority to waive, any statute of limitations in respect of any Taxes or (ii) agreed to any extension of time with respect to any Tax assessment or deficiency that would lead to a Tax lien. Neither the Company nor any of the Company Subsidiaries have been notified of any material reassessments of any property owned by any of the Company or the Company Subsidiaries or other proposals that could materially increase the amount of any Tax to which any of the Company or the Company Subsidiaries would be subject.

                             (d)        As used in this Agreement, (i) “Tax” or “Taxes” shall mean any Mexican Federal, state, local or foreign taxes, levies or other like assessments or charges, including, without limitation, income, profits, withholding, social security, real property, ad valorem, customs duties, registration, sales, use, transfer, value added or other taxes of any sort, including any interest, penalty or addition thereto and including any taxes, levies or other like assessments relating to transferee or successor liability, whether disputed or not; and (ii) “Tax Return” or “Tax Returns” shall mean any tax return, claim for refund, declaration, statement or other filing relating to Taxes or required to be filed with any taxing authority, including any schedule or attachment thereto, and including any amendments thereto.

                 6.1.15 Compliance with Law and Applicable Government Regulations. To the Knowledge of the Company, each of the Company and the Company Subsidiaries is in material compliance with its organizational documents and all applicable Regulations and Orders with regard to their operations, practices (including, without limitation, employment practices), real property, plants, structures, machinery, equipment and other property, and all other aspects of the Business. There are no Claims pending, or, to the Knowledge of any of the Company or the Company Subsidiaries, threatened, nor has the Company or any of the Company Subsidiaries received any notice, regarding any material violations by the Company relating to any of the Company Subsidiaries, or by any of the Company Subsidiaries, of any Regulations or Orders by any Authority claiming jurisdiction over the Company or any of the Company Subsidiaries.

                 6.1.16 Obligations to Employees.

                             (a)        Except as set forth on Schedule 6.1.16 “Obligations to Employees” or as provided by law none of the Company or the Company Subsidiaries are parties to, or participate in or have any liability with respect to any employee benefit plan, retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements (referred to collectively hereinafter as “Fringe Benefit Arrangements”) whether pursuant to Contract, arrangement, custom or informal understanding.

                             (b)        Except as set forth on Schedule 6.1.16 “Obligations to Employees”, each of the Fringe Benefit Arrangements has been operated and administered in all material respects in accordance with its terms and all applicable laws.

                             (c)        No employee of any of the Company or the Company Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any plan as a result of the transactions contemplated by this Agreement.

                 6.1.17 Environmental Matters. Except as set forth on Schedule 6.1.17 “Environmental Matters”, (a) to the Knowledge of the Company, each of the Company and the Company Subsidiaries and their respective businesses and properties have been and are in compliance in all material respects with all applicable environmental laws; (b) to the Knowledge of the Company and the Company Subsidiaries, the Business, as currently equipped (directly or through service agreements with Persons so equipped), is capable of continued operation in all material respects in compliance with all applicable environmental laws; (c) to the Knowledge of the Company and the Company Subsidiaries no Hazardous Substances have been treated, stored or disposed of on, under or in any of the Company’s or the Company Subsidiaries’ real property (whether owned or leased), except in compliance in all material respects with applicable environmental laws. For these purposes, the term “Hazardous Substances” includes any pollutant or contaminant, and any substance heretofore or hereafter designated as “hazardous” or “toxic,” including, without limitation, petroleum and petroleum related substances, or having characteristics identified as “hazardous” or “toxic” under any Environmental Law; (d) the Company and the Company Subsidiaries have provided Strategic Investor with copies of all material reports, audits, studies or analyses in the possession of the Company or any of the Company Subsidiaries relating to environmental matters affecting any of the Company or the Company Subsidiaries; (e) each of the Company and the Company Subsidiaries has had and currently has all material permits, licenses and other authorizations (any of the foregoing, other than permits, licenses and other authorizations held by service providers, a “Permit”) required by applicable Environmental Law for the conduct of their business. Each Permit is properly issued and in full force and effect, and no transfer or reissuance of any Permit is required in connection with the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Company, each of the Company and the Company Subsidiaries currently is in material compliance with the terms and conditions of each Permit, and to the Knowledge of the Company there is no proceeding, pending or threatened to amend or terminate any Permit; (f) to the Knowledge of the Company and the Company Subsidiaries there is no claim by any Authority or any third party for material compensation (including for personal injury to third parties and employees and damage to property and the environment), fines or remedial action in respect of any material generation, presence, disposal, release, spillage, leak, discharge or emission of Hazardous Substances, waste or material, noise, vibration or odor or similar nuisance which, prior to the date hereof, has occurred on or flowed from or to any premise owned, leased or otherwise used in any of the Company or the Company Subsidiaries’ business or occupied by any of the Company or the Company Subsidiaries (“Environmental Matter”) or in respect of any material non-compliance with or violation of any Environmental Law to the extent such non-compliance or violation has occurred in any of the Company’s or the Company Subsidiaries’ business prior to the date hereof.

                 6.1.18 Insurance.

                             (a)        The Company and the Company Subsidiaries have at all times had, and currently have, insurance contracts or policies (collectively, the “Policies”) which provide for coverage that is usual and customary as to amount and scope in businesses similar to the Business. All the Policies are in full force and effect, all premiums with respect thereto covering all periods through the date hereof have been paid or accrued, and no notice of cancellation or termination has been received with respect to any material Policy. The Policies are sufficient for compliance with (i) Regulations and (ii) all material Contracts to which any of the Company or the Company Subsidiaries are parties, and are valid and enforceable in accordance with their terms. Schedule 6.1.18(a) “Insurance” identifies all Policies, including the name of the insurer and the types and amounts of coverage. None of the Company or the Company Subsidiaries has breached or otherwise failed to perform their obligations, in each case, in any material respect under any of the Policies nor has any of the Company or the Company Subsidiaries received any adverse notice from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies, except as would not reasonably be expected to have a Material Adverse Effect. Since its incorporation or formation, none of the Company or the Company Subsidiaries has ever been refused any insurance with respect to their material assets or operations, nor has coverage ever been limited by any insurance carrier.

                             (b)        Set forth on Schedule 6.1.18(b) “Insurance” is a list of all Claims which have been made by the Company or any of the Company Subsidiaries during the last three years under any general liability, property or other insurance Policy applicable to any of the Company or the Company Subsidiaries or any of their respective properties and exceeding the amount of US$500,000 (Five Hundred Thousand Dollars). Except as set forth on Schedule 6.1.18(b) “Insurance”, there are no pending or, to the Knowledge of the Company or any of the Company Subsidiaries, threatened Claims under any insurance policy. To the best Knowledge of the Company and each of the Company Subsidiaries, no Claims have been filed from December 31, 2006, to the date hereof.

                 6.1.19 Real Estate. Land and buildings owned or leased by the Company and each of the Company Subsidiaries

                             (a)        are not subject to any material easement or right of way;

                             (b)        have the necessary right of access to public roads, railroads and waterways to conduct the corresponding Company’s and Company Subsidiary’s business as currently conducted;

                             (c)        have all necessary easements and similar rights over other properties necessary to supply the premises with electricity, gas, water and other utilities and to operate the corresponding Company’s and Company Subsidiary’s business as currently supplied and operated;

                             (d)        are currently in compliance with all material pertinent zoning, planning, building, health and safety laws and regulations;

                             (e)        and no notice of any violation of such material laws or regulations has been received or is anticipated by the Company or the Company Subsidiaries; to the Knowledge of the Company and the Company Subsidiaries no decisions by government or local agencies or authorities have been taken or threatened that can materially affect the use of the buildings or the real estate to the detriment of any of the Company or the Company Subsidiaries; except as set forth in Schedule 6.1.19(e) “Real Estate”, none of the Company or the Company Subsidiaries has agreed or undertaken to sell or let any such land or building on lease to any third party.

                 6.1.20 Equipment. Except as set forth in Schedule 6.1.20 “Equipment” hereto, each of the Company’s and the Company Subsidiaries’ equipment regularly or customarily used by it in the operation of the Business is in normal operating condition and repair, subject to ordinary wear and tear, and is substantially fit for use in accordance with such Company’s and Company Subsidiary’s past practice.

                 6.1.21 Brokers and Finders; Bank Fees. Neither the Company nor any of the Company Subsidiaries nor any Person acting on their behalf have employed any broker, agent or finder or incurred any liability for any brokerage fees, agents’ commissions or finders’ fees in connection with the transactions contemplated by this Agreement for which any of the Company or the Company Subsidiaries would bear any liability. The Company hereby agrees to indemnify, defend and hold the Strategic Investor harmless from any losses (including attorneys’ fees and expenses) arising from the claim of any broker, agent or finder for any such fee to the extent claiming through any of the Company Subsidiaries.

                 6.1.22 Transactions with Affiliates. Except as set forth on Schedule 6.1.22 “Transactions with Affiliates” there are no Contracts between any of the Company or the Company Subsidiaries and: (a) any Affiliates of the Company or the Company Subsidiaries, and (b) any director, partner or other equity owner of the Company or any Affiliate of any such Person.

                 6.1.23 Disclosure. Neither this Agreement nor any of the annexes or schedules hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein necessary to make the statements herein or therein not misleading. Upon the occurrence of any event which shall cause any representation or warranty made herein to not be true and correct as of that time, the Company shall promptly disclose such event to the Strategic Investor in writing.

                 6.1.24 Trademark Registration. The Company owns and has applied with the corresponding trademark office to register all names, trade names, trademarks, service marks and logos used by any of the Company or the Company Subsidiaries in connection with the Business and has provided written evidence thereof to the Strategic Investor.

                 6.1.25 Intellectual Property.

                             (a)       Schedule 6.1.25(a) “Intellectual Property” sets forth a list of all Intellectual Property of the type that each of the Company and the Company Subsidiaries owns, uses or has the right to use in connection with the Business other than software that has not been customized for the use of each of the Company Subsidiaries or that was bought by them at retail.

                             (b)        Except as set forth on Schedule 6.1.25(b) “Intellectual Property” (i) each of the Company and the Company Subsidiaries, in each case as specified on Schedule 6.1.25(a) “Intellectual Property”, owns or, based on the licenses set forth on Schedule 6.1.25(a) “Intellectual Property”, possesses all licenses or other valid rights to use all Intellectual Property material to the conduct of the Business as presently being conducted by them; (ii) the validity of such items and the title thereto or use thereof by them have not been questioned or challenged in any litigation to which they are parties nor is any such litigation threatened to the Knowledge of the Company and the Company Subsidiaries; (iii) to the Knowledge of the Company and the Company Subsidiaries the conduct of the Business as presently being conducted by the Company and each of the Company Subsidiaries does not infringe any Intellectual Property rights of others; and (iv) to the Knowledge of the Company and the Company Subsidiaries no proceedings are pending against any of the Company or the

Company Subsidiaries nor are any proceedings threatened against any of the Company or the Company Subsidiaries alleging any violation of Intellectual Property rights of any third party.

                                         (c)        None of the Company or the Company Subsidiaries has authorized any third parties to use any of the Intellectual Property listed on Schedule 6.1.25(a) “Intellectual Property” owned by any of the Company Subsidiaries and to the Knowledge of the Company and the Company Subsidiaries, no use by any such party has heretofore been made or is now being made of any such Intellectual Property owned by any of the Company Subsidiaries.

                 6.1.26 Schedules. Any disclosure made on one schedule shall be deemed made on each other schedule hereto without specific cross reference.

           6.2 Each Primary Shareholder represents and warrants to Strategic Investor as follows:

                 6.2.1 Organization. Each Primary Shareholder is an individual of Mexican nationality, resident of Mexico and has the power and authority to execute and deliver this Agreement and to perform his obligations hereunder.

                 6.2.2 Violation. Neither the execution nor the performance of this Agreement by each Primary Shareholder, contravene any law, rule, regulation, license or authorization applicable to or binding upon each Primary Shareholder, nor any judicial or administrative order binding upon each Primary Shareholder, nor any agreement, of any nature, binding on or affecting each Primary Shareholder.

                 6.2.3 Authorizations. No authorizations, approvals or consents, and no filings or registrations with, any Mexican governmental authority or third party, are necessary for the execution, performance, validity or enforceability of this Agreement with regards the Primary Shareholders, except for those that may be required at a later stage.

                 6.2.4 Share Ownership. The Primary Shareholders jointly own or have full control of (as applicable) over 51% of the total outstanding capital stock of the Company.

                 6.2.5 Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable against each Primary Shareholder in accordance with its terms.

           6.3 The Company represents and warrants to Strategic Investor, with respect to IMASA, as follows:

                 6.3.1 IMASA Acquisition. On February 28, 2007 (the "IMASA Acquisition Date"), the Company acquired 99.9672% of the shares representing the capital stock of IMASA by means of the execution of a Stock Purchase Agreement entered into among Ekco, S.A.B., Industria Mexicana de Aluminio, S.A. de C.V., Tavistock Holding, A.G., Mario Espinosa de los

Reyes Bolaños, Rasesh Thakkar and Jefferson Voss on February 27, 2007 (the “IMASA Stock Purchase Agreement”).

                 6.3.2 Representations and Warranties. Pursuant to the IMASA Stock Purchase Agreement, the sellers of the shares issued by IMASA granted the representations and warranties contained in the Stock Purchase Agreement (the “IMASA Representations and Warranties”) attached hereto as Exhibit D “IMASA Representations and Warranties”.

                 6.3.3 IMASA Conduct of Business. Commencing on the IMASA Acquisition Date and throughout the date hereof, IMASA has been operating within its ordinary course of business, and except as provided in Schedule 6.3.3 “IMASA Conduct of Business” hereto, to the Knowledge of Company, no event, claim or fact has arisen that would lead the Company to believe that any of the IMASA Representations and Warranties has been breached, misrepresented or is untrue in any material respect.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF THE STRATEGIC INVESTOR

           7.1 Strategic Investor represents and warrants to the Company as follows:

                 7.1.1 Corporate Organization. Strategic Investor is a company duly organized and in existence under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business.

                 7.1.2 Authorization. Strategic Investor has full corporate power and authority to execute and deliver this Agreement and the other agreements and instruments contemplated hereby to which they are a party, to consummate the transactions contemplated hereby and thereby and to take all other actions required to be taken by them pursuant to the provisions hereof and thereof. The execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby to which Strategic Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate acts and proceedings, and no other corporate proceedings on its part are necessary to authorize this Agreement and the other agreements and instruments contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Strategic Investor. This Agreement constitutes and, upon execution and delivery thereof by Strategic Investor, the other agreements and instruments contemplated hereby to which Strategic Investor is a party will constitute, the legal, valid and binding obligations of Strategic Investor, enforceable against Strategic Investor in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization or creditor’s rights laws of general applicability or by general principles of equity.

                 7.1.3 No Violation. The execution, delivery and performance by the Strategic Investor of this Agreement and the other agreements and instruments contemplated hereby to which it is a party, the consummation of the transactions contemplated hereby and thereby, the fulfillment of and compliance with the terms hereof and thereof by the Strategic Investor do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b)

constitute a default or event of default under (with due notice, lapse of time or both), (c) give any third party the right to terminate, modify, accelerate or otherwise change any right or obligation under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority or any other Person pursuant to: (i) the organizational documents of the Strategic Investor, (ii) any applicable Regulation or Order to which the Strategic Investor is subject, or (iii) any Contract to which the Strategic Investor is subject. The Strategic Investor has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby to which it is a party and the transactions contemplated hereby and thereby.

                 7.1.4 Violation. Neither the execution nor the performance of this Agreement, contravene any law, rule, regulation, license or authorization applicable to or binding upon the Strategic Investor, nor any judicial or administrative order binding upon the Strategic Investor, nor any agreement, of any nature, binding on or affecting the Strategic Investor.

                 7.1.5 Obligation. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

ARTICLE 8

PRE-CLOSING COVENANTS OF THE COMPANY
AND THE PRIMARY SHAREHOLDERS

           8.1 Pre-Closing Covenants of the Company. From the date of this Agreement until the Closing Date, except as otherwise consented to or approved by the Strategic Investor in writing or as contemplated by this Agreement, the Company agrees to comply with the following:

                 8.1.1 Conduct of Business. At all times from and after the date hereof and through the Closing Date, the Company shall and shall cause the Company Subsidiaries to operate and carry on the Business diligently, in good faith and only in the Ordinary Course. In furtherance but without limitation of the foregoing, and except as contemplated by this Agreement, the Company shall and shall cause the Company Subsidiaries: (i) not to alter the rate or basis of compensation of, or grant any bonus to, or make any loan to, or enter into any employment agreement or other material transaction with, any of their officers or directors except in the Ordinary Course; and (ii) not to redeem, repurchase, or otherwise acquire any shares of common stock of the Company.

                 8.1.2 Amendments. No change or amendment shall be made in any of the organizational documents of any of the Company or the Company Subsidiaries.

                 8.1.3 Ownership Changes; Pledges. None of the Company or the Company Subsidiaries shall issue or sell or purchase or redeem any capital stock, except for those shares purchased by the Company on or before the date hereof that shall be redeemed at the Investment Shareholder’s Meeting, provided however, that no shares of the Company owned or controlled by the Primary Shareholders may be redeemed, repurchased, or otherwise acquired by the Company. None of the Company or the Company Subsidiaries shall pledge or otherwise encumber any capital stock or take any similar action which would prevent or delay the consummation of the transactions contemplated by this Agreement other than those existing as of the date hereof, which are fully described in Exhibit 8.1.3 “Ownership Changes; Pledges” hereto. In addition, none of the Company or the Company Subsidiaries shall allow the transfer of any capital stock on its register or other books and records, except for customary transfers made in the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.).

                 8.1.4 Distributions. None of the Company or the Company Subsidiaries shall declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock except to the Company, nor shall any of the Company or the Company Subsidiaries, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock, except as described in Section 8.1.3 above.

                 8.1.5 Indebtedness. None of the Company or the Company Subsidiaries shall (i) incur, assume or guarantee any indebtedness except in the Ordinary Course; or (ii) utilize any short-term revolving credit facilities to finance new acquisitions or investments in excess of US $3,000,000 (Three Million Dollars), in one transaction or a series of related transactions.

                 8.1.6 Other Commitments. Except as set forth in this Agreement and except for any transactions currently underway, which have been fully disclosed to Strategic Investor, or as incurred or transacted in the Ordinary Course, or as permitted in writing by the Strategic Investor, none of the Company Subsidiaries shall enter into any transaction or make any commitment or incur any obligation of, for or on behalf of the Company Subsidiaries.

                 8.1.7 Full Access and Disclosure. From time to time prior to the Closing Date, the Company shall promptly supplement or amend information previously delivered to the Strategic Investor with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed. Upon Knowledge that any representation or warranty made herein was not true and correct when made, the Company shall promptly disclose such event to the Strategic Investor in writing.

                 8.1.8 No Solicitation or Negotiation. From the date of this Agreement until the Closing Date, none of the Company or the Company Subsidiaries shall, nor shall any Person acting on behalf of any of them, and each shall use reasonable efforts to cause its respective directors, officers, employees, representatives, agents, advisors, accountants and attorneys, as applicable, not to, solicit, initiate, encourage or take any other action designed to, or which could reasonably be expected to, facilitate any inquiries or the making of any proposal, or participate in any discussions or negotiations with, respond to, in any way other than by declining to discuss, any inquiries or proposals by, provide any information or assistance to, or enter into any agreement with, any person or persons (other than the Strategic Investor), concerning any acquisition, sale, merger, liquidation or disposition of all or substantially all the assets or any portion of the capital stock of the Company or assist or participate in, or facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.

           8.2 Pre-Closing Covenants of the Primary Shareholders.

                 8.2.1 Covenants and Agreements. From the date of this Agreement until the Closing Date, except as otherwise consented to or approved by the Strategic Investor in writing or as contemplated by this Agreement, the Primary Shareholders agree to exercise their corporate rights, or cause those holders of the shares over which they have control to exercise their corporate rights (as applicable), and take any and all actions necessary for the compliance of Company’s covenants and agreements hereunder, in a manner consistent with the intention of this Agreement.

                 8.2.2 Members of the Board of Directors. The Primary Shareholders agree to vote, or cause those holders of the shares over which they have control to vote (as applicable), as stockholders of the Company on the Investment Shareholders’ Meeting in order for the appointments and designations provided in Section 1.1 hereof to take effect.

                 8.2.3 No Solicitation or Negotiation. From the date of this Agreement until the Closing Date, none of the Primary Shareholders shall, nor shall any Person acting on behalf of any of them, and each shall use reasonable efforts to cause their respective employees, representatives, agents, advisors, accountants and attorneys, as applicable, not to, solicit, initiate, encourage or take any other action designed to, or which could reasonably be expected to, facilitate any inquiries or the making of any proposal, or participate in any discussions or negotiations with, respond to, in any way other than by declining to discuss, any inquiries or proposals by, provide any information or assistance to, or enter into any agreement with, any person or persons (other than the Strategic Investor), concerning any acquisition, sale, merger, liquidation or disposition of all or substantially all the assets or any portion of the capital stock of the Company or assist or participate in, or facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing.

ARTICLE 9

MUTUAL COVENANTS AND AGREEMENTS

        Each of the parties hereto, as applicable, further agrees as follows:

           9.1 Mutual Covenants of the Parties. From and after the date hereof and until the Closing Date (unless otherwise provided herein), each of the parties hereby covenants and agrees that:

                 (a)       Consents and Conditions. The Company and the Primary Shareholders shall use their reasonable efforts to cause each of the conditions precedent to the obligations of the Strategic Investor contained in Section 10.1 to be satisfied, and the Strategic Investor shall use its reasonable efforts to cause each of the conditions precedent to the obligations of the Company contained in Section 10.2 to be satisfied. The Company shall, and shall cause each of the Company Subsidiaries to, and the Primary Shareholders and the Strategic Investor shall, (i) promptly take all such action as may be necessary, proper or advisable under applicable law for the consummation of the transactions contemplated in this Agreement, (ii) file and, if appropriate, use their or its reasonable efforts to have declared effective or approved all documents and notifications with, and to obtain any consents of, all governmental bodies or other third parties that they or it deem necessary or appropriate for the consummation of the transactions contemplated in this Agreement, and (iii) give the other party information requested by such other party pertaining to the Company, and the Company Subsidiaries and the Primary Shareholders, in the case of requests by the Strategic Investor, and the Strategic Investor, in the case of requests by the Company or the Primary Shareholders, which is reasonably necessary to enable such party or parties to take such actions and file in a timely manner all documents and notifications required to be filed under applicable law.

                 (b)       Public Statements. Before any party hereto or any of its Affiliates releases any information concerning this Agreement or the transactions contemplated herein, which release is intended for or would reasonably be expected to result in public dissemination thereof, such party (i) shall promptly so advise the other parties and (ii) shall not release such information without the other parties’ consent (which consent shall not be unreasonably withheld), unless (A) such information is otherwise publicly available or (B) the release thereof is required by any law or Order to which such party is bound or subject including but not limited to securities laws and regulations binding any party, or in connection with any litigation pertaining to the transactions contemplated in this Agreement.

                 (c)       Certain Notifications. At all times prior to the Closing Date, the Company and/or the Primary Shareholders shall promptly notify the Strategic Investor in writing of the occurrence of any event that will or would reasonably be expected to result in the failure to satisfy the conditions contained in Section 10.1, and the Strategic Investor shall promptly notify the Company and the Primary Shareholders in writing of the occurrence of any event that will or would reasonably be expected to result in the failure to satisfy the conditions contained in Section 10.2.

                 (d)       Further Actions. The Company shall, and shall cause each of the Company Subsidiaries to, the Primary Shareholders and the Strategic Investor shall, execute and deliver such instruments and take such other actions as may reasonably be required to (i) carry out the intent of this Agreement and (ii) consummate the transactions contemplated herein.

                 (e)       Accuracy of Information. The Company shall not, and shall cause the Company Subsidiaries not to, the Primary Shareholders shall not and the Strategic Investor shall not file any forms, reports or documents required to be filed with any regulatory authority or other governmental body which is charged with regulating or supervising any business conducted by the Company or the Company Subsidiaries or otherwise submit any information to any governmental body in connection with the transactions contemplated in this Agreement which contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                 (f)       Competition. Except for the transactions contemplated herein and except as otherwise provided in any of the License Agreements:

                             (i)        The Company agrees that it shall not (i) directly or indirectly carry on activities, conduct, own an interest in or otherwise participate (whether as a supplier, lender, guarantor, investor, employer, proprietor, shareholder, agent, consultant or partner) in the manufacture, sale or distribution of or in the control or management of all or any part of a business involved in the manufacture, sale or distribution of houseware products, including, but not limited to, kitchenware, cookware, pressure cookers, pots, pans, kitchen gadgets and utensils, cutlery, thermoses, dinnerware and flatware in the United States or Canada (the “Cross-Border Products”) until the second anniversary of the Exit Date, without the prior written consent of Strategic Investor, provided that the Company shall have the right to continue selling the Cross-Border Products to such customers listed in Exhibit 9.1 (f) (i) “List of Customers”, and to such other customers as may be requested in writing by the Company (the “Requested Customers”) and that have not been vetoed by the Strategic Investor. The Company shall have the right to sell to the Requested Customers only if the Company has not received a written veto from the Strategic Investor within ten (10) Business Days following the date the written notice was received by the Strategic Investor. The total sales of Cross-Border Products that have been procured from third-party suppliers (the “Imported Products”) shall not exceed twenty percent (20%) of the total sales of Cross-Border Products in any one calendar year. Further, the Company shall request in writing the right to sell each of the Imported Products and shall sell such products only if the Company has not received a written veto from the Strategic Investor within ten (10) Business Days following the date the written notice was received by the Strategic Investor, provided that the Strategic Investor shall have the right to veto the sale of Imported Products after the ten (10) Business Days period referred to above, if Strategic Investor has a justifiable cause for such veto and prior ninety (90) days written notice to the Company, in which case the Company shall have ceased any and all sales of such Imported Products by the expiration of such ninety (90) day period;

                             (ii)        Neither of the Primary Shareholders shall directly or indirectly (through their Affiliates) carry on activities, conduct, own an interest in or otherwise participate (whether as a supplier, lender, guarantor, investor, employer, proprietor, shareholder, agent, consultant or partner) in the manufacture, sale or distribution of or in the control or management of all or any part of a business (other than the Company and the Company Subsidiaries) involved in the manufacture, sale or distribution of houseware products, including but not limited to kitchenware, cookware, pressure cookers, pots, pans, kitchen gadgets and utensils, cutlery, thermoses, dinnerware and flatware in the United States or Canada until the second anniversary of the Exit Date, without the prior written consent of Strategic Investor; and

                             (iii)        Strategic Investor shall not directly or indirectly (including through its Affiliates) carry on activities, conduct, own an interest in or otherwise participate (whether as a supplier, lender, guarantor, investor, employer, proprietor, shareholder, agent, consultant or partner), sale or distribution of or in the control or management of all or any part of a business involved in the manufacture, sale or distribution of houseware products, including but not limited to kitchenware, cookware, pressure cookers, pots, pans, kitchen gadgets and utensils, cutlery, thermoses, dinnerware and flatware in Mexico, Argentina, Venezuela, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua, Panama, Belize and Dominican Republic, until the second anniversary of the Exit Date, without the prior written consent of the Company and the Primary Shareholders.

ARTICLE 10

CONDITIONS TO CLOSING

           10.1 Conditions to the Obligations of the Strategic Investor. Each and every obligation of the Strategic Investor under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived by the Strategic Investor:

                 10.1.1 Representations and Warranties; Performance. The representations and warranties of the Company and the Primary Shareholders contained in this Agreement and all information contained in any annex, schedule or attachment hereto were true and correct when made. The Company and the Primary Shareholders shall have performed and complied with all agreements and covenants required by this Agreement to be performed and complied with by it prior to the Closing Date in all material respects.

        Each of the Company and the Primary Shareholders shall have delivered an officer’s certificate to the Strategic Investor, dated the date of the Closing Date, in form and substance reasonably satisfactory to the Strategic Investor certifying to the foregoing.

                 10.1.2 Consents and Approvals. The Company and the Primary Shareholders shall have obtained (and shall have caused each of the Company Subsidiaries, or those holders of the shares over which they have control (as applicable), if appropriate, to obtain) all consents, approvals, orders, qualifications, licenses, permits or other authorizations required by all applicable Regulations, Orders and Contracts of the Company, the Company Subsidiaries or the Primary Shareholders, binding on any of their properties and assets, with respect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including but not limited to: (i) the approvals of the Investment Shareholders’ Meeting described in Section 1.1 (b) hereof; and (ii) the terms and conditions set forth in this Agreement being notified and approved, to the full satisfaction of Strategic Investor, pursuant to applicable provisions of the Mexican Stock Exchange Law (Ley del Mercado de Valores) and applicable regulations.

                 10.1.3 No Proceeding or Litigation. No preliminary or permanent injunction or other Order, decree or ruling issued by a court of competent jurisdiction or by any other Authority, or any Regulation or executive order promulgated or enacted by any Authority shall be in effect, which would prevent or delay the consummation of the transactions contemplated hereby.

                 10.1.4 Covenants and Agreements. All of the covenants and agreements and the transactions derived there from referred to in Sections 8 and 9 to be performed and complied with by the Company and the Primary Shareholders shall have been complied with and completed pursuant to the terms and conditions outlined in said Section.

                 10.1.5 Due Diligence. Strategic Investor shall have completed to its full satisfaction, its due diligence analysis of the Company and the Company Subsidiaries including but not limited to the Company’s and the Company Subsidiaries’ intellectual properties, contracts, corporate books, assets, operations and financial condition.

                 10.1.6 Availability of New Shares. There shall be New Shares representing at least 29.99% of the outstanding capital stock of the Company on a fully diluted basis available for subscription by Strategic Investor on the Closing Date.

                 10.1.7 Transaction Documents. All Transaction Documents shall have been duly executed by the corresponding parties.

                 10.1.8 Divestiture. A spin off of the Company shall have become effective with the purpose of transferring to the new entity incorporated as a result of the spin off (the “Landlord”), the land of the Company’s facility located in Azcapotzalco, Mexico (the “Azcapotzalco Facility”), and the Company have leased such property from the Landlord, in terms acceptable to Strategic Investor (the “Lease”), provided however, that in any event, the Lease shall provide that the Landlord will (i) assume any and all environmental liabilities and obligations, and (ii) hold the Company harmless from any Claims arising there from, whether direct or indirect. For the avoidance of doubt, the Strategic Investor shall have no participation as shareholder in the new entity incorporated as a result of the spin-off.

                 10.1.9 Corporate Activities. The Company shall have validly and successfully completed the Investment Shareholders’ Meeting and shall have completed any and all applicable corporate acts, filings, registrations and publications with any and all applicable authorities or entities, applicable as a result of the transactions contemplated herein, whether required prior to the completion of the transaction or following the completion thereof, including but not limited to registrations in the corporate books, and notices, filings and approvals with the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A. de C.V.), the Mexican Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and the S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.”.

                 10.1.10 Closing Documents. The Company and the Primary Shareholders shall have delivered to Strategic Investor the documents identified in Section 11 hereto.

           10.2 Conditions to the Obligations of the Company and the Primary Shareholders. Each and every obligation of the Company and the Primary Shareholders under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived by the Company and the Primary Shareholders:

                 10.2.1 Representations and Warranties; Performance. The representations and warranties of the Strategic Investor contained in this Agreement and all information contained in any annex, schedule or attachment hereto were true and correct when made, except where the breaches of such representations and warranties in the aggregate, would not reasonably be expected to materially adversely affect the consummation of the transactions contemplated by this Agreement. The Strategic Investor shall have performed and complied with all agreements and covenants required by this Agreement to be performed and complied with it prior to the Closing Date, in all material respects.

                 10.2.2 No Proceeding or Litigation. No preliminary or permanent injunction or other Order, decree or ruling issued by a court of competent jurisdiction or by any governmental, regulatory or administrative agency or commission, or any Regulation or executive order promulgated or enacted by any Authority shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

                 10.2.3 Covenants and Agreements. All of the covenants and agreements and the transactions derived there from referred to in Section 9 to be complied with by the Strategic Investor shall have been completed pursuant to the terms and conditions outlined in said Section and agreed to by the parties.

ARTICLE 11

DOCUMENTS TO BE DELIVERED AT CLOSING

           11.1 Documents to be delivered by the Company and the Primary Shareholders. At the Closing, the Company and the Primary Shareholders shall deliver to the Strategic Investor the following in proper form for recording when appropriate:

                 11.1.1 Share Certificates. The duly executed share certificates representing the Investment Shares (the “Share Certificates”), evidence of the appropriate entries into the stock ledger book of the Company and other good and sufficient instruments as strategic Investor may reasonably request to evidence the issuance of the Investment Shares to NewCo.

                 11.1.2 Certified Resolutions. Certified resolutions of the Board of Directors and the Shareholders Meeting of the Company approving (i) the execution and delivery of this Agreement, the Transaction Documents and any and all other documents executed by the Company in connection hereto; and (ii) authorizing the consummation of the transactions contemplated hereby and thereby, including without limitation, the capital increase resulting here from.

                 11.1.3 Company and Primary Shareholders Certificates. A certificate from the Company and each of the Primary Shareholders in the terms provided in the second paragraph of Section 10.1.1.

                 11.1.4 Opinion. An opinion from Lourdes Suayfeta in form and substance satisfactory to Strategic Investor.

                 11.1.5 Transaction Documents. Duly executed originals of any and all Transaction Documents, executed by the Company and/or the Primary Shareholders, as applicable.

           11.2 Documents to be delivered by the Strategic Investor. At the Closing, the Strategic Investor shall deliver to the Company the following in proper form for recording when appropriate:

                 11.2.1 Cash Payment. Evidence of a wire transfer in the amount of the Purchase Price in accordance with the provisions of Section 1.4 hereof, in immediately available funds in Pesos.

                 11.2.2 Transaction Documents. Duly executed originals of any and all Transaction Documents, executed by the Strategic Investor.

ARTICLE 12

CLOSING

           12.1 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the New Shares and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall occur at 8:00 a.m., Mexico City time, on a mutually agreed upon date not later than seven (7) Business Days following the date on which all of the conditions referred to in Section 10.1 are complied with or otherwise waived by the parties, at the offices of White & Case, S.C. located at Torre del Bosque – PH. Blvd. Manuel Avila Camacho #24, Col. Lomas de Chapultepec, 11000 México, D.F., Mexico, or at such other hour or on such other date as shall be agreed upon between the Company and the Strategic Investor (the date on which the Closing occurs being referred to as the “Closing Date”).

ARTICLE 13

POST-CLOSING COVENANTS AND AGREEMENTS

           13.1 Post-Closing Covenants of the Company. From the Closing Date and until the date on which the Strategic Investor ceases to have an equity participation in the Company of at least 5% of the capital stock of the Company (the “Exit Date”), except as otherwise consented to or approved by the Strategic Investor or a majority of the directors of the Company in writing appointed by Strategic Investor:

                 (a)        the Company shall not pay any dividends or other distributions on any common stock, other than ratably to all holders thereof;

                 (b)        the Company shall not redeem, repurchase, or otherwise acquire any shares of common stock of the Company from the Primary Shareholders, or from the holders of the shares over which they have control (as applicable);

                 (c)        the Company shall not take any action (whether by amendment of its bylaws, merger, or otherwise) that would reclassify or change the common stock of the Company into any stock, securities, or property other than common stock of the Company;

                 (d)        the Company shall not sell, lease or otherwise transfer or convey: any property to any other Person unless such sale, lease, transfer or conveyance is performed at a fair market value;

                 (e)        the Company shall not enter into any employment agreement, any severance agreement, or any material transaction or series of related transactions with any of the Company’s Shareholders or any of their Affiliates except on terms that are at least as favorable to the Company as could be obtained in an arms-length transaction;

                 (f)        the Company agrees to grant (or make its best efforts to cause to be granted) to the Strategic Investor, as soon as possible, licenses to use the trademarks commonly used by the Company in the Mexico market (so long as the Company or the Company Subsidiaries have the right to do so, as the case may be), including without limitation, those listed in Exhibit 13.1 (f) “Trademarks” hereto, which are owned by or licensed to the Company or the Company Subsidiaries (as the case may be), in connection with the manufacturing, distribution, marketing and sale of cookware and other housewares products, including, but not limited to pots, pans, kitchen gadgets, cutlery, dinnerware and flatware, as well as such other trademarks the Company develops, acquires or obtains the right to use (so long as the Company or the Company Subsidiaries have the right to do so, as the case may be). The agreements to be executed in connection with the foregoing shall be in the form of the Ekco Trademark License Agreement attached hereto in Exhibit C “Ekco Trademark License Agreement, Farberware Trademark License Agreement and LTB Trademarks License Agreement”.

           13.2 Post-Closing Covenants of the Primary Shareholders. From the Closing Date and until the Exit Date, except as otherwise consented to or approved by the Strategic Investor, each of the Primary Shareholders hereby agrees to exercise its corporate rights, or cause those holders of the shares over which it has control to exercise their corporate rights (as applicable):

                 (a)        and take any and all action necessary for the compliance of Company’s covenants and agreements hereunder, in a manner consistent with the provisions of this Agreement;

                 (b)        and take any and all action necessary in order to cause Strategic Investors to have, at all times, the right to designate a number of members of the Company’s Board of Directors proportionate to Strategic Investor’s percentage ownership of the Company’s equity, of which the first three members so designated by the Strategic Investor may or may not be Independent, provided however, that subsequent designees must be Independent unless and until the majority of those members designated by the Strategic Investor are Independent; and (ii) designate at least one member of the Board of Directors, to the extent Strategic Investor holds at least 5% of the capital stock of the Company’s equity;

                 (c)        and take any and all action necessary in order that the person suggested by Strategic Investors be appointed as the Chairman of the Audit Committee of the Company, provided that (i) the Chairman of the Audit Committee shall be an Independent member of the Board of Directors; (ii) the Chairman of the Audit Committee shall reside in Mexico, speak Spanish and be familiar with the Mexican business environment; (iii) the appointment of the Chairman of the Audit Committee shall be submitted to the approval of the Chairman of the Board of Directors, which shall not to be unreasonably withheld; and (iv) the annual compensation of the Chairman of the Audit Committee shall not exceed $15,000 Dollars plus his/her regular compensation as a member of the Board of Directors as approved by the shareholders meeting;

                 (d)        and take any and all action necessary in order to appoint the external auditing firm suggested by the Strategic Investor, provided that the audit fees cannot exceed the current audit fees paid by the Company by more than fifteen percent (15%) of such audit fees, provided that the appointment of the external auditing firm shall be submitted to the approval of the Board of Directors;

                 (e)        and take any and all action necessary in order to cause Strategic Investors to have, at all times, the right to veto the appointment of any first level executives;

                 (f)        and take any and all action necessary in order to cause Strategic Investors to have, at all times, the right to appoint a member of the Executive Committee; and

                 (g)        as stockholders of the Company and use all reasonable efforts to cause those non-independent members elected to the Board of Directors of the Company in such a manner as to ensure that the terms and intention of this Agreement is carried out and observed. In addition, each of the Primary Shareholders hereby agrees not to, or cause those holders of the shares over which it has control (as applicable), not to vote any capital stock of the Company to cause the removal of the Board of Directors, the Audit Committee or the Executive Committee of any appointees of Strategic Investor.

           13.3 Post-Closing Covenants of the Strategic Investor. The Strategic Investor, in addition to certain other obligations assumed by the Strategic Investor in some other Transaction Documents, hereby agrees to:

                 (a)        from the Closing Date and until the Exit Date, cooperate with the Company in order to provide it with marketing support and advice.

                             At the request of the Company, the corresponding Division Presidents (or any other equivalent officer of the Strategic Investor) of the Strategic Investor shall, at least twice a year (unless not requested by the Company), travel to the headquarters of the Company in order to assist it in its marketing efforts. Such trips shall: (i) be subject to the Strategic Investor’s Division Presidents availability and schedules; and (ii) in no event exceed three days each.

                             In addition, Strategic Investor agrees to welcome and encourage executives of the Company to spend considerable time at the Strategic Investor’s Garden City, NY offices in order to obtain marketing support and advice from the Strategic Investor. Such executives shall at all times remain as employees of the Company.

                             At the request of the Company, executives from the Strategic Investor’s sales or operations groups will be made available to consult with the Company for marketing support and advice.

        Except as otherwise agreed, the Company shall bear all costs and expenses relating to the activities described in this Section 13.3 (a).

                 (b)        from the Closing Date and until the second anniversary of the Exit Date, the Strategic Investor shall provide to the Company the services and support described in the Services Agreement, in the terms and conditions therein described.

                 (c)        The Strategic Investor agrees to grant (or make its best efforts to cause to be granted) to the Company, as soon as possible, licenses to use the trademarks commonly used by the Strategic Investor in the United States of America market (so long as the Strategic Investor or its subsidiaries have the right to do so, as the case may be), including without limitation, those listed in Exhibit 13.3 (c) “Trademarks” hereto, which are owned by or licensed to the Strategic Investor or its subsidiaries (as the case may be), in connection with the manufacturing, distribution, marketing and sale of cookware and other housewares products, including, but not limited to pots, pans, kitchen gadgets, cutlery, dinnerware and flatware, as well as such other trademarks the Strategic Investor develops, acquires or obtains the right to use (so long as the Strategic Investor or its subsidiaries have the right to do so, as the case may be). The agreements to be executed in connection with the foregoing shall be in the form of the Farberware Trademark License Agreement and the LTB Trademarks License Agreement, attached hereto in Exhibit C “Ekco Trademark License Agreement, Farberware Trademark License Agreement and LTB Trademarks License Agreement”.

                 (d)        Not to acquire any additional shares of the Company, whether directly or indirectly, unless acquired pursuant to Sections 3 and 5 above.

ARTICLE 14

TERMINATION AND ABANDONMENT

           14.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                 (a)        by agreement in writing of the Strategic Investor, the Company and the Primary Shareholders;

                 (b)        by notice in writing by either of the Strategic Investor, the Company or the Primary Shareholders, if the Closing does not occur on or before October 7, 2007; provided that if the Closing does not occur on or before such date as the result of a willful breach or willful default by a party with respect to its obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 14.1(b), and the other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                 (c)        by notice in writing by the Strategic Investor if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Company or the Primary Shareholders under this Agreement, or (ii) any of the conditions precedent to Closing set forth in Sections 9 and 10.1 has not been met on the Closing Date. In the event any of the events in items (i) or (ii) occurs, the Strategic Investor agrees to give written notice of such circumstance to the Company and the Company shall have the right to cure any such misrepresentation or breach or satisfy any pending condition within a term of ten (10) Business Days counted as of the date of said notice;

                 (d)        by notice in writing by the Company if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Strategic Investor under this Agreement, or (ii) any of the conditions precedent to Closing set forth in Sections 9 and 10.2 has not been met on the Closing Date. In the event any of the events in items (i) or (ii) occurs, the Company agrees to give written notice of such circumstance to the Strategic Investor and the Strategic Investor shall have the right to cure any such misrepresentation or breach or satisfy any pending condition within a term of ten (10) Business Days counted as of the date of said notice; or

                 (e)        at the time at which either Strategic Investor (or NewCo, as the case may be) or the Primary Shareholders cease to be shareholders of the Company, in the understanding that such termination shall not affect (i) the rights perfected or the obligations incurred by any such party under this Agreement prior to such termination (including any liability for breach of this Agreement), and (ii) the obligations expressly stated to survive under this Agreement.

           14.2 Procedure Upon Termination.

        In the event of the termination and abandonment of the transactions contemplated by this Agreement pursuant to this Section 14, unless otherwise provided herein, this Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, each party shall as promptly as practicable redeliver or destroy all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof to the party furnishing the same. Except in the event of any willful breach by any party hereto of its material obligations under this Agreement or any willful misrepresentation of a material fact herein or hereunder by any party hereto, if this Agreement is terminated as provided in this Section 14, and in any event no party hereto, nor any officer, director, stockholder or agent thereof, shall have any liability to any of the other parties hereto, or their officers, directors, stockholders or agents, for costs or expenses (including, without limitation, legal and accounting fees and expenses), loss of anticipated profits or otherwise, it being understood that in the event of such termination each party shall bear its own legal, accounting and other fees, costs, losses and expense.

ARTICLE 15

SURVIVAL OF TERMS; INDEMNIFICATION

           15.1 Survival. The agreements of the Company and the Primary Shareholders, on the one hand, and the Strategic Investor, on the other hand, to indemnify each other as set forth in this Section 15, shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto or any Knowledge of facts determined or determinable by any party hereto and shall continue until the expiration of the applicable statute of limitation, and all claims with respect thereto shall be made prior to twelve (12) months counted as of the date thereof, except for agreements and indemnities for which notice of a Claim for indemnification has been given in accordance with this Agreement as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such Claim until the final disposition thereof.

           15.2 Indemnification by the Company. The Company shall indemnify and hold harmless the Strategic Investor and its officers, directors, employees, stockholders, Affiliates, permitted assignees, representatives and agents, as it may correspond, against and in respect of: (a) any loss of value of the Investment Shares, and (b) any and all cost and expense, including the reasonable fees and expenses of counsel, in any action to collect or enforce the indemnification hereunder (collectively, “Strategic Investor Losses”), in any case caused by any misrepresentation or breach of warranty, covenant or agreement of the Company or the Primary Shareholders under this Agreement, provided that the loss of value of the Investment Shares shall be determined under a procedure similar to the procedure and principles provided for in this Agreement for determining the Fair Market Value of the Investment Shares.

           15.3 Indemnification by the Primary Shareholders. Each Primary Shareholder shall indemnify and hold harmless the Strategic Investor and its officers, directors, employees, stockholders, Affiliates, permitted assignees, representatives and agents, as it may correspond, against and in respect of any Strategic Investor Losses, caused by any misrepresentation or breach of warranty, of such Primary Shareholder under this Agreement ..

           15.4 Indemnification by the Strategic Investor. The Strategic Investor shall indemnify and hold harmless the Company and the Primary Shareholders, and their officers, directors, employees, stockholders, Affiliates, permitted assignees, representatives and agents, as it may correspond, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, tax, cost or expense (collectively, “Company Losses”, with each of the Strategic Investor Losses and the Company Losses, “Losses”) resulting from, related to or in respect of, any misrepresentation or breach of warranty, covenant or agreement of the Strategic Investor under this Agreement or any of the Transaction Documents.

           15.5 Limitations on Indemnification. No party hereto shall have any indemnification obligation to an indemnified party arising under this Section 15 until the aggregate amount of all Losses suffered by an indemnified party, with respect to indemnification obligations under this Section 15, exceeds US$500,000 (the “Threshold”) in which case the applicable indemnifying party shall be obligated for the aggregate amount of all claims made hereunder and not just the excess; provided that the maximum amount that an indemnifying party shall be required to pay in respect of all indemnification obligations owed under this Agreement to an indemnified party shall not exceed the amount corresponding to the Purchase Price (the “Cap”). For purposes hereof claims resulting from the same circumstance should be grouped and considered as a single claim.

           15.6 Third Party Claims. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for Third Party Claims and claims pursuant to Sections 15.2, 15.3 and 15.4, provided that for purposes of this Agreement, “Third Party Claims” shall be any third party claim that, if appropriate, rightful and suitable, may constitute a or derive into a misrepresentation or breach of warranty, covenant or agreement of the Company or the Primary Shareholders under this Agreement.

                 (a)        Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the “Indemnitee”) of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against the Indemnitee, which Claim, liability or obligation the other party to this Agreement (hereinafter the “Indemnitor”) is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a Claim thereon is to be, or may be, made against the Indemnitor, promptly notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing and reasonably acceptable to the Indemnitee unless in such action injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such claims. In the case that the Indemnitor shall assume or participate in the defense of such audit, assessment or other proceeding as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are necessary to defend such audit, assessment or other proceeding in a timely manner. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including reasonable legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Section 15. No Indemnitor, in the defense of any such Claim, shall, except with the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of an unconditional release from all liability with respect to such claim or litigation. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as above provided, the Indemnitee shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand, in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this paragraph, the Indemnitee shall not enter into any settlement for which an indemnification claim will be made hereunder without the approval of the Indemnitor.

        An Indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such action or claim, (B) the Indemnitor shall not have employed counsel in the defense of such action or claim, or (C) such Indemnitee shall have reasonably concluded on the advice of its counsel that there may be defenses available to it which are contrary to, or inconsistent with, those available to the Indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the Indemnitor.

                 (b)        In the event a Claim or Third Party Claim is made against any of the Company or the Company Subsidiaries, the Indemnitor shall have the right to assume the defense of such action as set forth in item (a) above, provided that in the event the Indemnitor does not exercise said right within a term of five (5) days counted as of the date on which the notice of the corresponding Claim or Third Party Claim is served on the corresponding Company, the Company may assume such defense.

                 (c)        The Indemnitor and the Indemnitee shall use reasonable efforts and shall cause its respective directors, officers, employees, representatives, agents, advisors, accountants and attorneys, as applicable, to use reasonable efforts to mitigate any Losses.

           15.7 Characterization of Indemnity Payments. The parties agree to treat any indemnification payments made under this Agreement as adjustments to the Price per Share for tax purposes, unless otherwise required by applicable law.

ARTICLE 16

MISCELLANEOUS PROVISIONS

           16.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto, at any time with respect to any of the terms contained herein.

           16.2 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or stopple with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

           16.3 Certain Definitions. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Appendix 1 “Certain Definitions” hereto.

           16.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) (i) upon actual receipt, when delivered by hand, (ii) upon receipt of transmission confirmation, when sent by facsimile, (iii) two (2) days after sending by overnight courier (with postage prepaid and confirmation requested) within Mexico or (iv) two (2) days after sending by international courier (with postage prepaid and confirmation requested);

If to the Company, to:

Ekco, S.A.B.
Ave. 16 de Septiembre No. 31
Colonia Santo Domingo
Delegación Azcapotzalco
C.P. 02160
México D.F., México
Attn: José Ramón Elizondo Anaya
Fax No.: +52-(55) 5328 3221

or to such other person or address as the Company shall furnish by notice to Strategic Investor in writing.

If to the Primary Shareholders, to:

Ekco, S.A.B.
Ave. 16 de Septiembre No. 31
Colonia Santo Domingo
Delegación Azcapotzalco
C.P. 02160
México D.F., México
Attn: José Ramón Elizondo Anaya / Miguel Ángel Huerta Pando
Fax No.: +52 (55) 5328 3221

With a copy to:

Fomento de Capital, S.A. de C.V.
Horacio 804, Colonia Polanco Reforma, C.P. 11550, México, D.F. México
Attn: Alejandro Andrade
Fax No: +52 (55) 5280 4165

or to such other person or address as the Primary Shareholders shall furnish by notice to Strategic Investor in writing.

If to the Strategic Investor, to:

Lifetime Brands, Inc.
1000 Stewart Avenue
Garden City, NY 11530
United States of America
Attn: Mr. Ronald Shiftan
Fax No: (516) 683-6006

With a copy to:

Legal Department
1000 Stewart Avenue
Garden City, NY 11530
United States of America
Attn: Sara Shindel
Fax No: (516) 450 0009

or to such other person or address as the Strategic Investor shall furnish by notice to the Company and the Company in writing.

           16.5 Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Strategic Investor may assign its rights and obligations hereunder to any Affiliate if such Affiliate agrees to bound to the terms of this Agreement.

           16.6 Confidentiality. The Company and the Strategic Investor agree that unless and until the transactions contemplated hereby have been consummated, the Company and the Strategic Investor and its respective representatives and Affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from the other party or its representatives in connection with the transactions contemplated hereby, except any of the same which (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which the Company and the Strategic Investor and its respective representatives and Affiliates and their representatives and advisors is bound); (b) was known to the Company or the Strategic Investor prior to its disclosure to the other party; or (c) is disclosed to the Company or the Strategic Investor by a third party not subject to any duty of confidentiality to the Company or the Strategic Investor or any of their respective Affiliates prior to its disclosure by the Strategic Investor or by the Company or any of their respective Affiliates. The Company and the Strategic Investor will use such data and information solely for the specific purpose of evaluating the transactions contemplated hereby. If this Agreement is terminated, the Company and the Strategic Investor and its respective Affiliates and representatives and advisors will promptly return to the Company or the Strategic Investor as it may correspond all such data, information and other written material (including all copies thereof) which has been obtained by the Company or the Strategic Investor.

           16.7 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF MEXICO WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.

           16.8 Counterparts. This Agreement may be executed (including by facsimile) in four (4) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           16.9 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           16.10 Entire Agreement. This Agreement, including the schedules and annexes hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to such transactions, other than those expressly set forth or referred to herein.

           16.11 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

           16.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

           16.13 Severability. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           16.14 Expenses. Except as otherwise set forth herein, each party hereto shall bear all of its own expenses, including, without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.

           16.15 Arbitration.

                 (a)        Except as provided in item (b) below, the Parties irrevocably agree that all disputes arising in connection with the present Agreement shall be finally settled under the Rules of Conciliation and Arbitration (the “ICC Rules”) of the International Chamber of Commerce (the “ICC”) by arbitration in Dallas, Texas by three (3) arbitrators appointed in accordance with the ICC Rules. The third arbitrator shall be selected by the two (2) party-appointed arbitrators or, failing agreement within fifteen (15) days after the two (2) party-appointed arbitrators are selected (or such other period as may be agreed by the two parties to such arbitration), by the International Court of Arbitration (the “Arbitration Court”) in accordance with the ICC Rules. In the event an appointed arbitrator may not continue to act as an arbitrator of such panel, then the party (or parties in the case of the third arbitrator) that appointed such arbitrator shall have the right to appoint a replacement arbitrator in accordance with the provisions of this Section 16.15.

                 (b)        Nothing in this Section shall prevent the parties from obtaining relief from a court of competent jurisdiction in the form of provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof). In addition, the arbitral panel may, at the request of a party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction.

                 (c)        The parties hereto agree that each arbitrator appointed in connection herewith shall be fluent in Spanish and English and shall be licensed to practice Mexican law.

                 (d)        Unless the parties otherwise agree, all submissions and awards in relation to arbitration under this Agreement shall be made in English and all arbitration proceedings and all pleadings shall be in English. Original documents in English or Spanish may be submitted as evidence in their original language; witnesses not fluent in English may give evidence in their native tongue (with appropriate translation). Original documents in a language other than English or Spanish shall be submitted as evidence in English translation accompanied by the original or true copy thereof.

                 (e)        The ICC procedural rules shall govern all arbitrations hereunder; provided that (i) each party may call upon the other to supply the arbitrator with documents in such other party’s control which are relevant to the dispute and which the requesting party can identify with reasonable specificity; (ii) each party shall be entitled to present the oral testimony of witnesses as to fact and expert witnesses; (iii) each party shall be entitled to question directly any witnesses who present testimony to the arbitral panel; and (iv) at the request of either party, a written transcript shall be made of each hearing before the arbitral panel at which testimony is presented and shall be furnished to the parties. The arbitral panel may, at the request of a party, order provisional or conservatory measures (including, without limitation, preliminary injunctions to prevent breaches hereof) and the parties shall be able to enforce the terms and provisions of such orders in any court having jurisdiction.

                 (f)        Each party to such arbitration shall pay its own legal fees and expenses incurred in connection with the arbitration and the expenses of any witness produced by it. The cost of any stenographic record and all transcripts thereof shall be prorated equally among all parties ordering copies and shall be paid by such parties directly to the reporting agency. All other expenses of the arbitrators and the expenses of any witness or the cost of any proof produced at the request of the arbitrator, shall be borne as determined by the arbitrator.

                 (g)        Any award in connection with the aforementioned arbitration proceedings shall be final, binding and not subject to appeal, and any judgment upon such award may be entered and enforced in any court of competent jurisdiction. To the extent permitted by applicable law, the parties hereby waive all challenge to any award of the arbitration tribunal under this Section.

           16.16 General Interpretive Principles.

                        Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, words such as “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement, references herein to “Articles” or “Sections” refer to Articles or Sections of this Agreement and references herein to “Annexes” or “Schedules” refer to Annexes or Schedules to this Agreement. In the event that any translated versions of this Agreement differ from the English version, the English version shall control. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LIFETIME BRANDS, INC.

By:___________________________________________
Name: Jeffrey Siegel
Title: Attorney-in-fact

EKCO, S.A.B.

By:___________________________________________
Name: Mr. José Ramón Elizondo Anaya
Title: Attorney-in-fact

By:___________________________________________
Name: Mr. Emmanuel Reveles Ramírez
Title: Attorney-in-fact

PRIMARY SHAREHOLDERS

By:___________________________________________
Name: Mr. José Ramón Elizondo Anaya

By:___________________________________________
Name: Mr. Miguel Ángel Huerta Pando

Appendix 1

“Certain Definitions”

        “Affiliate” means, with regard to any Person, any Person which, directly or indirectly Controls, is Controlled by, or is under common Control with, such Person, and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof.

        “Applicable Exchange Rate” means for any date, the Federal Reserve Bank of New York noon buying rate for the exchange of Dollars into Pesos or Pesos into Dollars, as applicable, for such date, in each case using the rates appearing in the Telerate Page 145 or any successor page.

        “Assets” means all properties, privileges, rights, interests and claims, real and personal, tangible and intangible and mixed, of every type and description that are owned, leased, used or held for use in the Business, or in which any of the Company Subsidiaries has any right, title or interest or in which any of the Company Subsidiaries acquires any right, title or interest on or before the Closing Date.

        “Authority” means any Mexican governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether federal, state or local.

        “Business Day” means any day which is not a Saturday, Sunday or a day on which financial institutions in the United States and Mexico are compelled to close their operations.

        “Claim” means any pending or threatened action, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administration or otherwise (including, without limitation, any claims by former shareholders of any of the Company Subsidiaries).

        “Company Subsidiaries” shall mean those subsidiaries described in Schedule 6.1.2 “Subsidiaries” hereto, in the aggregate and taken as a whole, except that references to “each”, “any” or “none” of the Company Subsidiaries shall refer to the Company Subsidiaries singly and not in the aggregate, provided that for purposes of Article 6, it shall be considered that Industria Mexicana del Aluminio, S.A. de C.V. and its subsidiaries are not included within the definition of “Company Subsidiaries”.

        “Company’s Shareholders” shall mean the Primary Shareholders, and any and all other shareholders owning capital stock of the Company.

        “Contract” means any agreement, contract, commitment, lease, license, instrument or other binding arrangement or understanding.

        “Control” (including, with correlative meaning, the terms “controlled by” and “under the common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

        “Cookware Supply Agreement” shall mean the Cookware Supply Agreement substantially in the form attached hereto as Exhibit B.

        “Dollar” or “US$” shall mean the official currency of the United States of America.

        “EBITDA” shall mean, for any period, the sum (without duplication), determined on a consolidated basis for the Company and the Company Subsidiaries, of operating income for such period before depreciation and amortization for such period determined in accordance with Mexican NIF.

        “Ekco Entity” shall mean any of Ekco or any of its subsidiaries.

        “Fair Market Value” means the appraisal based on an estimate of what a buyer would pay a seller for the Investment Shares.

        “Financial Statements” shall mean the financial Statements for the Company and its consolidated subsidiaries for the years ended 2006.

        “Indebtedness” means, with respect to any Person, all outstanding indebtedness of such Person, including, without limitation, short and long-term indebtedness to any creditors, including stockholders and affiliates, accrued taxes and capitalized leases, accrued commissions and wages and accrued payroll taxes related to wages payable by such Person as of the Closing Date; provided that all such accruals are in accordance with Mexican NIF.

        “Intellectual Property” means marks, names, trademarks, service marks, patents, patent rights, logos, copyrights, trade names, computer software and all registrations and applications for registration of such items with any Authority, and all licenses and research and development relating thereto.

        “Knowledge” means, with respect to any Person, the actual Knowledge, as of the date hereof (except where the context would require otherwise), of the directors and executive officers of such Person after reasonable investigation.

        “Lien” means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, easement, restriction on transfer or otherwise, or interest of another Person of any kind or nature, whether perfected, unperfected or inchoate (except as any such may arise in the Ordinary Course or by operation of law and except for those described in Schedule 6.12 (b) hereto).

        “Long-Term Debt” means all long-term indebtedness of the Company with the exception of long-term liabilities customarily excluded from the calculation of enterprise value such as deferred taxes and employee severance liabilities, and excluding borrowings under the Company’s short-term revolving credit facilities.

        “LTB Entity” shall mean any of LTB or any of its subsidiaries.

        “Material Adverse Effect” means a material adverse effect on the business, assets, liabilities, results of operations or condition (financial or otherwise), financial records or contracts of the Person(s) specified (and in the case of the Company or the Company Subsidiaries, taken as whole), whether or not arising from transactions in the ordinary course of the Person’s business; provided, however, that any effect that is primarily attributable to any event, occurrence, fact, circumstance, condition, change or development affecting the economy, financial markets or the industry generally shall not constitute, or be considered in the determination of, the occurrence of a Material Adverse Effect.

        “material” means, when used to qualify an event, action, condition, omission or representation, warranty, covenant or other provision of this Agreement relating to the Company

Subsidiaries, any circumstance, condition, event, series of substantially similar or substantially related circumstances, conditions or events, that is material to the business and operations of the Company Subsidiaries taken as a whole.

        “Mexican NIF” means the Mexican Financial Information Rules (Normas de Información Financiera).

        “Mexico” shall mean the United Mexican States.

        “Order” means any judgment decree, order, injunction or stipulation by an Authority that is not of general applicability.

        “Ordinary Course” means the ordinary course of the Company Subsidiaries’ business consistent with its past practice.

        “Person” means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

        “Pesos” or “Ps$” shall mean the official currency of Mexico.

        “Regulation” means any law (including common law), statute, regulation, ordinance, requirement or binding action of or by an Authority.

        “Services Agreement” shall mean the Services Agreement substantially in the form attached hereto as Exhibit A.